Exhibit 10.13
                                  -------------



                             MUTUAL LIMITED RELEASE
                             ----------------------

         This Mutual Limited Release is made and entered into as of the 15th day of August 2003, by and among Ciera Network Systems, Inc., a Texas corporation ("Ciera") and CCC Globalcom Corporation, a Nevada corporation ("Guarantor" and together with Ciera, collectively, the "Releasors"), and Textron Financial Corporation, a Delaware corporation, as successor to RFC Capital Corporation (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Second Amended and Restated Loan and Security Agreement dated as of December 31, 2002, by and among the Releasors and the Lender (the "Loan Agreement").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Lender has claims against the Releasors under the Loan Agreement and documents executed in connection therewith (collectively, the "Loan Documents"); and

         WHEREAS, the Releasors are in default under various covenants, provisions and agreements contained in the Loan Documents, and as a result of such defaults, the indebtedness and other obligations owing by Releasors to Lender under the Loan Agreement (the "Obligations") are now due and payable in full; and

         WHEREAS, in connection with the voluntary surrender of collateral securing the Releasors' obligations under the Loan Agreement and Lender's proposed foreclosure upon such collateral by a public disposition of collateral under the Uniform Commercial Code, the Releasors and the Lender have agreed to adjust all claims, disputes and causes of action (except for certain claims, disputes and causes of action specifically identified and expressly not released in paragraph 3 hereof) which have arisen or could have arisen as to the Loan Documents and events prior to the execution of this Mutual Limited Release;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the satisfaction of all or substantially all of the Obligations and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       1.

         In consideration of (i) the payment by Lender to Releasors of the sum of $30,000 on the date hereof to reimburse Releasors for certain expenses incurred by Releasors in connection with the voluntary surrender of collateral to Lender, and (ii) the other consideration set forth herein, each of the Releasors, its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Releasors for any of its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby forever remise, release and discharge the Lender and the Lender's successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Lender would be liable if such persons or entities were found to be liable to any of the Releasors from any and all manner of action and actions, cause and causes of action, counterclaims, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Loan Documents, including but not limited to, acts, omissions to act, negotiations, discussions and events resulting in the finalization and execution of the Loan Agreement, such claims whether now accrued and whether now known or hereafter discovered, from the beginning of time but only through the date hereof, and specifically including, without any limitation, any claims of liability asserted or which could have been asserted with respect to, arising out of or in any manner whatsoever connected directly or indirectly with any "lender liability-type" claim. For purposes of the preceding sentence, any Releasor shall be deemed to assert a claim or cause of action when such a claim or cause of action, otherwise meeting the prerequisites of the previous sentence, is asserted by any Releasor against the Lender in legal or equitable proceedings instituted by any Releasor, the Lender, or any third party. Anything herein to the contrary notwithstanding, this Mutual Limited Release will not extend to and will not affect any claims which may be asserted pursuant to the Loan Agreement or all other Loan Documents or with respect to claims accruing or arising in respect of acts, omissions or events after the date of this Agreement.

                                       2.

         In consideration of (i) the Releasors' cooperation in and consent to the voluntary surrender of collateral to Lender and Lender's foreclosure upon and disposition of such collateral under the Uniform Commercial Code, and (ii) the other consideration set forth herein, and except as specifically limited in paragraph 3 hereof, Lender, its successors-in-title, legal representatives and assignees, and, to the extent the same is claimed by right of, through or under the Lender, or any of its subsidiaries, for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees, do hereby forever remise, release and discharge the Releasors, the Releasor's successors-in-title, legal representatives and assigns, past, present and future current officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Releasors would be liable if such persons or entities were found to be liable to the Lender from any and all manner of action and actions, cause and causes of action, counterclaims, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Loan Documents, or in any way connected with the Lender, including but not limited to acts, omissions to act, negotiations, discussions and events resulting in the finalization and execution of the Loan Agreement whether now accrued and whether now known or hereafter discovered, from the beginning of time but only through the date hereof. For purposes of the preceding sentence, the Lender shall be deemed to assert a claim or cause of action when such a claim or cause of action, otherwise meeting the prerequisites of the previous sentence, is asserted by the Lender against any Releasor in legal or equitable proceedings instituted by the Lender, any Releasor, or any third party. Anything herein to the contrary notwithstanding, this Mutual Limited Release will not extend to and will not affect any claims which may be asserted pursuant to the Loan Agreement or all other Loan Documents or with respect to claims accruing or arising in respect of acts, omissions or events after the date of this Agreement.

                                       3.

         Anything in this instrument to the contrary notwithstanding, it is expressly understood and agreed that this instrument does not in any way affect, impair, alter, release or otherwise end any of the Releasors' respective obligations under that certain Secured Promissory Note dated May 28, 2003, by EqualNet, Inc. ("EqualNet") payable to Ciera, and that certain Security Agreement dated as of May 28, 2003, by and between EqualNet and Ciera, all of Ciera's rights under such instrument and document having been pledged to Lender as security for the Obligations, and which instruments and documents shall survive the execution of this Mutual Limited Release.

                                       4.

         The parties hereto acknowledge that this instrument represents a compromise and settlement of disputed claims among the parties, none of which claims have been paid in full, and all of which claims are contested. The parties hereto further acknowledge that by execution of this instrument and performance of the mutual covenants herein, no party admits or acknowledges responsibility or liability of such party or any other person to another party hereto.

                                       5.

         The parties acknowledge that no promise or inducement has been offered to them or made to any of them except as herein stated or as stated in the Loan Agreement and the documents executed in connection therewith and that this Mutual Limited Release is executed without reliance on prior or contemporaneous statements or representations by anyone acting on behalf of any party hereto other than as contained herein, in the Loan Agreement, and the other Loan Documents executed in connection therewith.

                                       6.

         This Mutual Limited Release is to be construed under the laws of the State of Ohio without regard to its principles of conflicts of law.

                                       7.

         This Mutual Limited Release shall be binding upon and inure to the benefit of the parties hereto or named herein, their respective heirs, legal representatives, successors-in-title and assignees.

                                       8.

         Each of the parties hereto executes and delivers this Mutual Limited Release after having obtained authority to do so under their respective current organizational instruments, by-laws and resolutions. The parties hereto acknowledge that the terms of this Mutual Limited Release have been completely read, fully understood and voluntarily accepted, having been advised by their own independent counsel of the scope and legal effect hereof.

                                       9.

         This instrument was prepared by all signatories hereto and in case of ambiguity shall not be construed more strongly against one than against the other.

                                       10.

         This Mutual Limited Release and any amendment hereto may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original, and it shall not be necessary for the same counterpart of this Agreement or any amendment to be signed by all of the undersigned in order for the Agreement set forth herein or in such amendment to be binding upon all of the undersigned in accordance with the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Mutual Limited Release under seal on the day, month and year first above written.

RELEASORS:                                CIERA NETWORK SYSTEMS, INC.


                                          By:
                                              --------------------------------
                                          Title:
                                                 -----------------------------


                                          CCC GLOBALCOM CORPORATION


                                          By:
                                              --------------------------------
                                          Title:
                                                 -----------------------------





LENDER:                                   TEXTRON FINANCIAL CORPORATION


                                          By:
                                            ----------------------------------
                                          Title:
                                                 -----------------------------